Exhibit 99.1

For Immediate Release

OPENTV REPORTS FOURTH QUARTER AND ANNUAL 2002

FINANCIAL RESULTS –

ANNOUNCES CONFERENCE CALL

MOUNTAIN VIEW, Calif., April 15, 2003 – OpenTV (NASDAQ and Euronext Amsterdam: OPTV), one of the world’s leading interactive television companies, today announced its financial results for the quarter and year ended December 31, 2002. OpenTV filed its Annual Report on Form 10-K for the year ended December 31, 2002 with the Securities and Exchange Commission on Friday, April 11, 2003

For the quarter ended December 31, 2002, OpenTV’s revenue totaled $13.2 million compared to $25.1 million for the quarter ended December 31, 2001. OpenTV had a loss from operations for the quarter ended December 31, 2002 of $43.3 million, compared to a loss from operations of $926.3 million for the quarter ended December 31, 2001. The loss from operations for the quarter ended December 31, 2002 included a restructuring charge of $18.2 million principally associated with a reduction of the Company’s worldwide workforce by approximately 150 employees and a reduction or closing of facilities in California, Massachusetts, Germany and United Kingdom. The loss from operations for the quarter ended December 31, 2001 included $98.6 million of goodwill amortization and an impairment charge of $816.2 million. In connection with the Company’s adoption of Statement of Financial Accounting Standards (SFAS) No. 142 on January 1, 2002, goodwill is no longer being amortized. Including these charges, OpenTV’s net loss for the quarter ended December 31, 2002 was $43.0 million, or $0.60 per share, compared to a net loss of $931.9 million, or $13.20 per share, for the quarter ended December 31, 2001.

For the year ended December 31, 2002, OpenTV reported a loss from operations of $658.6 million on revenues of $59.7 million compared to a loss from operations of

$1,281.9 million on revenues of $86.9 million for the year ended December 31, 2001. The net loss for the year ended December 31, 2002 was $802.6 million, or $11.17 per share, compared to $1,304.3 million, or $19.20 per share for the year ended December 31, 2001. The net loss in 2002 included impairment charges on goodwill and other intangible assets of $539.3 million and a charge of $129.9 million from the adoption of SFAS No. 142 on January 1, 2002. The net loss in 2001 included $394.5 million of goodwill amortization and an impairment charge of $816.2 million.

The operating results for the nine months ended September 30, 2002 and for the year ended December 31, 2001 have been restated to correct the method in which the Company accounted for certain share exchange transactions that occurred during 2000, 2001 and 2002 with minority shareholders of its subsidiary, OpenTV, Inc., by accounting for the exchanges at fair value rather than at historical cost. As a result, additional amounts of goodwill and related increases in amortization expense were recorded in periods that exchange transactions occurred. Under generally accepted accounting principles, the existence of this additional goodwill recorded in these prior periods caused the Company to accelerate the recognition of an impairment charge of approximately $816.2 million to the fourth quarter of 2001, where previously no such charge was required, and to reduce the impairment charge recorded in the first quarter of 2002 upon the adoption of SFAS No. 142 from $931.3 million to $129.9 million. In addition, consistent with the provisions of EITF 01-09, “Accounting for Consideration Given by a Vendor to a Customer or Reseller of the Vendor’s Products”, which was adopted effective January 1, 2002, the Company reclassified approximately $8.4 million of marketing expenses incurred in the first quarter of 2001 against previously reported revenues. The Company’s Annual Report on Form 10-K for the year ended December 31, 2002 should be reviewed for more information on the restatements and the impacts of such on operating results reported in previous periods.

As of December 31, 2002, OpenTV had cash, cash equivalents and marketable debt securities totaling $87.7 million compared to $162.7 million as of September 30, 2002. The primary uses of cash during the quarter were the acquisition of Wink Communications, which was acquired on October 4, 2002, and to fund operations, including the Company’s restructuring initiatives.

“In the fourth quarter of 2002, we continued to restructure the Company in an attempt to better position it for future success,” said OpenTV Chief Executive Officer, James Ackerman. “Now, in 2003, we continue to focus on our most important goals: expansion of our business relationships and revenues, maintenance of a cost efficient organization to target achieving cash flow breakeven, resolution of our delisting risk with the Nasdaq and completion of our pending acquisition of ACTV.”

OpenTV will conduct a conference call to discuss the Company’s fourth quarter 2002 financial results. The details of the call are as follows:

Date and time:	Wednesday, April 16 at 2:00 p.m. PDT

Dial-in number:	Domestic:	800-857-4830
	International calls:	630-395-0048
Passcode: 6788

Playback number:	Domestic:	800-666-0214
	International calls:	402-220-0262
Passcode: 6788

The conference call playback will be available through Friday, April 25, 2003 until 11:59 p.m. PDT. The conference call and playback will be Webcast on the Investor Relations section on the OpenTV Web site at http://www.opentv.com.

About OpenTV

One of the world’s leading interactive television companies, OpenTV provides a comprehensive suite of technology, content, applications, and professional services that enable network operators in over 60 countries to deliver and manage iTV services on all major digital TV platforms. OpenTV is headquartered in Mountain View, California, with regional offices in the United States, Europe and Asia/Pacific. For more information, please visit www.opentv.com.

© 2003 OpenTV, Inc. All rights reserved. OpenTV and the OpenTV logo are trademarks or registered trademarks of OpenTV, Inc. in the United States and other countries. All other trademarks are the property of their respective owners.

All OpenTV products and services may not be available in all geographic areas.

# # #

Contacts:

Craig M. Waggy

Chief Financial Officer

Tel: 650-429-5500

OPENTV CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share amounts)

	Quarter Ended December 31,		Year Ended December 31,
	2002	2001	2002	2001
		(As restated)		(As restated)
			(Audited)
Revenues:
Royalties	$3,809	$12,497	$20,052	$33,800
Services, support and other	5,156	8,178	24,171	36,486
Channel fees	3,016	2,211	10,906	3,346
License fees	1,185	2,196	4,557	13,295

Total revenues	13,166	25,082	59,686	86,927
Operating expenses:
Cost of revenues	14,331	9,548	47,344	37,775
Research and development	8,355	7,379	35,200	43,542
Sales and marketing	8,116	9,397	32,865	37,649
General and administrative	5,061	4,946	21,141	19,870
Restructuring costs	18,242	—	29,414	—
Impairment of goodwill	—	816,247	514,501	816,247
Impairment of intangible assets	—	—	24,796	—
Amortization of goodwill	—	98,643	—	394,495
Amortization of intangible assets	2,331	5,208	13,055	19,243

Total operating expenses	56,436	951,368	718,316	1,368,821

Loss from operations	(43,270)	(926,286)	(658,630)	(1,281,894)
Interest income	542	2,139	5,205	10,518
Other income (expense), net	13	(34)	(66)	(33)
Impairment of equity investments and notes receivable	—	(7,625)	(10,923)	(14,915)
Share of losses of equity investee	—	—	(7,275)	—
Realized loss on sale of marketable equity securities	—	—	—	(24,014)
Minority interest	153	131	518	202

Loss before income taxes and cumulative effect of accounting change, net of tax	(42,562)	(931,675)	(671,171)	(1,310,136)
Income tax benefit (expense)	(440)	(180)	(1,541)	5,854

Loss before cumulative effect of accounting change	(43,002)	(931,855)	(672,712)	(1,304,282)
Cumulative effect of accounting change, net of tax	—	—	(129,852)	—

Net loss	$(43,002)	$(931,855)	$(802,564)	$(1,304,282)

Net loss per share, basic and diluted:
Before cumulative effect of accounting change	$(0.60)	$(13.20)	$(9.36)	$(19.20)
Cumulative effect of accounting change, net of tax	—	—	(1.81)	—

	$(0.60)	$(13.20)	$(11.17)	$(19.20)

Shares used in per share calculation, basic and diluted	72,106,061	70,574,235	71,839,101	67,937,686

Note: Operating results include the results of Wink Communications in periods subsequent to September 2002 and Static 2358 Holdings subsequent to July 2001.

See accompanying note on the restatement.

OPENTV CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(Audited)

	December 31,
	2002	2001
		(As restated)
ASSETS
Current assets:
Cash and cash equivalents	$38,568	$69,249
Short-term marketable debt securities	26,940	28,454
Accounts receivable	10,672	22,681
Due from MIH Limited entities	—	4,290
Prepaid expenses and other current assets	4,304	7,248

Total current assets	80,484	131,922
Long-term marketable debt securities	22,199	91,839
Property and equipment, net	15,020	24,981
Long-term private equity investments	—	15,208
Goodwill, net	45,416	634,297
Intangible assets, net	28,354	63,487
Other assets	5,863	4,465

Total assets	$197,336	$966,199

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,252	$5,628
Accrued liabilities	22,845	19,624
Accrued restructuring	14,615	—
Due to Liberty Broadband	1,156	—
Current portion of deferred revenue	6,340	6,587

Total current liabilities	50,208	31,839
Deferred revenue, less current portion	4,886	4,238

Total liabilities	55,094	36,077
Minority interest	1,246	1,764
Shareholders’ equity:
Class A ordinary shares	2,143,124	2,138,383
Class B ordinary shares	35,953	35,953
Additional paid-in capital	461,263	455,308
Treasury shares	(16)	(16)
Deferred share-based compensaion	(221)	(4,144)
Accumulated other comprehensive income (loss)	494	(89)
Accumulated deficit	(2,499,601)	(1,697,037)

Total shareholders’ equity	140,996	928,358

Total liabilities, minority interest and shareholders’ equity	$197,336	$966,199

See accompanying note on the restatement.

OPENTV CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Audited)

	Year Ended December 31,
	2002	2001
		(As restated)
Cash flows used in operating activities:
Net loss	$(802,564)	$(1,304,282)
Adjustments to reconcile net loss to net cash used in operating activities:
Cumulative effect of accounting change, net of tax	129,852	—
Impairment of goodwill	514,501	816,247
Impairment of intangible assets	24,796	—
Depreciation and amortization of property and equipment	10,276	7,189
Amortization of intangible assets and goodwill	18,326	417,983
Amortization of share-based compensation	3,039	9,589
Non-cash employee compensation	148	148
Deferred income tax benefit	—	(7,274)
Provision for doubtful accounts	1,758	1,289
Non-cash restructuring costs	8,145	—
Impairment of equity investments and notes receivable	10,923	14,915
Share of losses of equity investee	7,275	—
Realized loss on sale of marketable equity securities	—	24,014
In-process research and development	1,000	2,120
Minority interest	(518)	(202)
Changes in operating assets and liabilities:
Accounts receivable	11,700	(9,781)
Due from MIH Limited entities	4,290	(2,720)
Prepaid expenses and other current assets	5,030	1,101
Accounts payable	(1,155)	1,674
Accrued liabilities	(4,293)	(7,019)
Accrued restructuring	10,865	—
Due to Liberty Broadband	527	—
Deferred revenue	(138)	1,258

Net cash used in operating activities	(46,217)	(33,751)
Cash flows provided from (used in) investing activities:
Purchase of property and equipment	(7,693)	(14,243)
Sale of subsidiary	—	4,625
Cash used for acquisitions, net of cash acquired	(79,908)	(14,187)
Proceeds from sale of marketable equity securities	—	16,486
Proceeds from sale of marketable debt securities	208,149	173,490
Purchase of marketable debt securities	(110,671)	(163,574)
Private equity investments and notes receivable	(3,000)	(5,448)
Other	789	(501)

Net cash provided from (used in) investing activities	7,666	(3,352)
Cash flows provided from financing activities:
Proceeds from issuance of ordinary shares	856	12,686
Capital contribution from MIH Limited	6,531	—

Net cash provided from financing activities	7,387	12,686
Effect of exchange rate changes on cash	483	(337)

Net decrease in cash and cash equivalents	(30,681)	(24,754)
Cash and cash equivalents, beginning of year	69,249	94,003

Cash and cash equivalents, end of year	$38,568	$69,249

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$(195)	$(1,373)

Non-cash investing and financing activities:
Value of shares issued in connection with acquisitions	$3,749	$38,203

See accompanying note on the restatement.

Note on the restatement

Operating results for 2001 have been restated to correct the method of accounting for certain share exchange transactions that occurred during 2002, 2001 and 2000 with minority shareholders of OpenTV, Inc., a subsidiary of OpenTV. As a result, additional amounts of goodwill and related increases in amortization expense were recorded in periods that exchange transactions occurred. The existence of the additional goodwill recorded in prior periods caused the Company to accelerate the recognition of an impairment charge of approximately $816.2 million to the fourth quarter of 2001, where previously no such charge was required, and to reduce the impairment charge recorded in the first quarter of 2002 upon adoption of SFAS No. 142 from $931.3 million to $129.9 million.

For more information on the restatement, please refer to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002.

In addition, the Company has reclassified certain amounts in its 2001 financial statements to be consistent with the current year presentation, including the reclassification of marketing expenses paid to BSkyB against previously reported revenues as result of the adoption of EITF 01-09.